SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

(Name of Registrant as Specified in Its Charter)

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717 Texas Avenue, Suite 3100
Houston, TX 77002
1-888-533-1232/KED-1BDC

March 31, 2008

Dear Fellow Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Kayne Anderson Energy Development Company (the “Company”) on Tuesday, June 17, 2008 at 12:00 p.m. Pacific Time at 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067.

The matters scheduled for consideration at the meeting are the election of two directors of the Company and a proposal to authorize the Company to sell shares of its common stock for less than net asset value per share, subject to certain conditions, as more fully discussed in the enclosed proxy statement.

Enclosed with this letter are answers to questions you may have about the proposals, the formal notice of the meeting, the proxy statement, which gives detailed information about the proposals and why the Board of Directors recommends that you vote to approve them, and an actual written proxy for you to sign and return. If you have any questions about the enclosed proxy or need any assistance in voting your shares, please call 1-888-533-1232/KED-1BDC.

Your vote is important. Please complete, sign, and date the enclosed proxy card, and return it in the enclosed envelope. This will ensure that your vote is counted, even if you cannot attend the meeting in person.

Sincerely,

Kevin S. McCarthy
CEO and President

ANSWERS TO SOME IMPORTANT QUESTIONS

Q.	WHAT AM I BEING ASKED TO VOTE “FOR” ON THIS PROXY?

A.	This proxy contains two proposals:

•	Proposal One — the election of two Class II Directors to each serve until the Company’s 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The directors currently serving in Class II are William R. Cordes and Barry R. Pearl. Mr. Pearl’s initial term will expire at the Company’s 2008 Annual Meeting of Stockholders, and the Company’s Board of Directors has nominated Mr. Pearl for reelection at the meeting.

On November 30, 2007, a Class II Director, Keith B. Forman, resigned as a director of the Company. The Company’s Board of Directors unanimously elected Mr. Cordes to fill the vacancy for the remainder of Mr. Forman’s initial term expiring at the Company’s 2008 Annual Meeting of Stockholders. The Company’s Board of Directors has nominated Mr. Cordes for election at the meeting.

The election of each of Mr. Cordes and Mr. Pearl as a Class II Director requires the affirmative vote of the holders of a majority of shares of common stock outstanding as of the Record Date.

•	Proposal Two — a proposal to authorize the Company to sell shares of its common stock at a price less than net asset value per share, subject to certain conditions, for a period expiring on the date of the Company’s 2009 Annual Meeting of Stockholders.

Approval of Proposal Two requires: (1) the affirmative vote of a majority of all common stockholders of record as of the Record Date and (2) the affirmative vote of a majority of the votes cast by the holders of common stock.

Q.	HOW WAS MR. CORDES SELECTED?

A.	The Company’s Board of Directors considered Mr. Cordes’ qualifications to be a director, including his public company experience and his experience in the energy industry. In addition, Mr. Cordes is not an “interested person” of the Company, as such term is defined in the Investment Company Act of 1940, as amended, and the vacancy on the Board of Directors was for a director who is not an “interested person” of the Company. For these reasons, the Company’s Board of Directors elected Mr. Cordes to fill the vacancy and has nominated him for election by stockholders at the meeting.

Q.	HOW DOES THE BOARD OF DIRECTORS SUGGEST THAT I VOTE?

A.	The Board of Directors of the Company unanimously recommends that you vote “FOR” all proposals on the enclosed proxy card.

Q.	HOW CAN I VOTE?

A.	If your shares are held in “Street Name” by a broker or bank, you will receive information regarding how to instruct your bank or broker to vote your shares. If you are a stockholder of record, you may authorize the persons named as proxies on the enclosed proxy card to cast the votes you are entitled to cast at the meeting by completing, signing, dating and returning the enclosed proxy card. Stockholders of record or their duly authorized proxies also may vote in person if able to attend the meeting. However, even if you plan to attend the meeting, we urge you to return your proxy card. That will ensure that your vote is cast should your plans change.

This information summarizes information that is included in more detail in the proxy statement. We urge you to
read the proxy statement carefully.

If you have questions, call 1-888-533-1232/KED-1BDC.

717 Texas Avenue, Suite 3100
Houston, TX 77002
1-888-533-1232/KED-1BDC

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Kayne Anderson Energy Development Company:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Kayne Anderson Energy Development Company, a Maryland corporation (the “Company”), will be held on Tuesday, June 17, 2008 at 12:00 p.m. Pacific Time at 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067, to consider and vote on the following matters as more fully described in the accompanying proxy statement:

1. To elect two Class II Directors of the Company, each such director to hold office until the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

2. To approve a proposal to authorize the Company to sell shares of its common stock at a price less than net asset value per share; and

3. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record as of the close of business on March 31, 2008 are entitled to notice of and to vote at the meeting (or any adjournment or postponement of the meeting).

By Order of the Board of Directors of the Company,

David J. Shladovsky
Secretary

March 31, 2008
Los Angeles, California

717 Texas Avenue, Suite 3100
Houston, TX 77002
1-888-533-1232/KED-1BDC

PROXY STATEMENT

2008 ANNUAL MEETING OF STOCKHOLDERS
JUNE 17, 2008

This proxy statement is being sent to you by the Board of Directors of Kayne Anderson Energy Development Company, a Maryland corporation (the “Company,” “we,” “us,” or “our”). The Board of Directors is asking you to complete, sign, date and return the enclosed proxy card, permitting your votes to be cast at the annual meeting (the “Annual Meeting”) of stockholders called to be held on June 17, 2008 at 12:00 p.m. Pacific Time at 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067. Stockholders of record at the close of business on March 31, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you hold on each matter on which holders of such shares are entitled to vote. This proxy statement and enclosed proxy are first being mailed to stockholders on or about April 14, 2008.

You should have received our Annual Report to stockholders for the fiscal year ended November 30, 2007. If you would like another copy of the Annual Report, please write us at the address shown at the top of this page or call us at (888) 533-1232/KED-1BDC. The report will be sent to you without charge. Our reports can be accessed on our website (www.kaynefunds.com) or on the Securities and Exchange Commission’s (the “SEC”) website (www.sec.gov).

KA Fund Advisors, LLC (“KAFA”), a subsidiary of Kayne Anderson Capital Advisors, L.P., (“KACALP” and together with KAFA, “Kayne Anderson”), externally manages and advises us pursuant to our investment management agreement. KAFA is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Kayne Anderson is a leading investor in both public and private energy companies. At February 29, 2008, Kayne Anderson managed approximately $9 billion, including $8 billion in securities of energy companies. Kayne Anderson may be contacted at the addresses listed above.

PROPOSAL ONE

ELECTION OF DIRECTORS

Under our charter, our Board of Directors (the “Board”) is divided into three classes (Class I, Class II and Class III). Currently we have six directors. Each class of directors will hold office for a three-year term. However, the initial directors of the three classes have initial terms of one, two and three years, respectively, and the initial directors will hold office until their successors are duly elected and qualified. The directors currently serving in Class II are William R. Cordes and Barry R. Pearl. Mr. Pearl’s initial term will expire at the Annual Meeting, and the Board has nominated Mr. Pearl for reelection at the Annual Meeting to serve for a term of three years (until the 2011 Annual Meeting of Stockholders) and until his successor has been duly elected and qualified. On November 30, 2007, a Class II Director, Keith B. Forman, resigned as a director of the Company. The Board unanimously elected Mr. Cordes to fill the vacancy for the remainder of Mr. Forman’s initial term expiring at the Annual Meeting. The Board has nominated Mr. Cordes for election by stockholders at the Annual Meeting to serve for a term of three years (until the 2011 Annual Meeting of Stockholders) and until his successor has been duly elected and qualified.

William L. Thacker and Kevin S. McCarthy are currently serving initial terms which will expire at the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Albert L. Richey and Robert V. Sinnott are currently serving terms which will expire at the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

The Board knows of no reason why any of the nominees listed below will be unable to serve, and each nominee has consented to serve if elected. If any of the nominees are unable to serve or for good cause will not serve because of an event not now anticipated, the persons named as proxies may vote for other persons designated by the Board. The persons named as proxies on the accompanying proxy card intend to vote at the Annual Meeting (unless otherwise directed) FOR the election of each of Messrs. Cordes and Pearl as our directors.

The following tables set forth each nominee’s and each remaining director’s name and age; position(s) with us and length of time served; principal occupation during the past five years; and other directorships currently held by each nominee and each remaining director. The address for all nominees, directors and officers is 717 Texas Avenue, Suite 3100, Houston, Texas, 77002. Additional biographical information on each nominee and remaining director follows the table.

NOMINEES FOR DIRECTOR WHO ARE NOT INTERESTED PERSONS:

				Number of
		Proposed Term		Portfolios in	Other
	Position	of Office/		Fund Complex	Directorships
Name	Held with	Term of	Principal Occupations	Overseen by	Held by
(Age)	Registrant	Service	During Past Five Years	Director	Director

William R. Cordes (59)	Director	3-year term as Director (until the 2011 Annual Meeting of Stockholders)/ served since 2008	President of Northern Border Pipeline Company from October 2000 to April 2007. Chief Executive Officer of Northern Border Partners, LP from October 2000 to April 2006. President of Northern Natural Gas Company from 1993 to 2000. President of Transwestern Pipeline Company from 1996 to 2000.	1	Boardwalk GP LLC

Barry R. Pearl (58)	Director	3-year term as Director (until the 2011 Annual Meeting of Stockholders)/ served since 2006	Principal of Kealine, LLC since February 2007. President of Texas Eastern Products Pipeline Company, LLC (the general partner of TEPPCO Partners, L.P.) from February 2001 to December 2005. Chief Executive Officer and director of TEPPCO Partners, L.P. from May 2002 to December 2005, Chief Operating Officer from February 2001 to May 2002.	1	Seaspan Corporation; Targa Resources Partners, L.P.

REMAINING DIRECTORS WHO ARE NOT INTERESTED PERSONS:

				Number of
		Term of		Portfolios in	Other
	Position	Office/		Fund Complex	Directorships
Name	Held with	Time of	Principal Occupations	Overseen by	Held by
(Age)	Registrant	Service	During Past Five Years	Director	Director

Albert L. Richey (58)	Director	3-year term as Director (until the 2010 Annual Meeting of Stockholders)/ served since 2006	Vice President, Corporate Development of Anadarko Petroleum Corporation since December 2005, Vice President and Treasurer from 1995 to 2005, Treasurer from 1987 to 1995, Manager of Treasury Operations in 1987.	1	Boys & Girls Clubs of Houston; Boy Scouts of America

William L. Thacker (62)	Director	3-year term as Director (until the 2009 Annual Meeting of Stockholders)/ served since 2006	President, Chief Operating Officer and Director of Texas Eastern Products Pipeline Company (the general partner of TEPPCO Partners, L.P.) since September 1992, Chief Executive Officer since January 1994, Chairman of the Board from March 1997 to May 2002.	1	Copano Energy, L.L.C.; Mirant Corporation (electricity generation and sales)

REMAINING DIRECTORS WHO ARE INTERESTED PERSONS:

Number of
Portfolios in
	Positions	Term of		Fund Complex	Other Directorships
Name	Held with	Office/	Principal Occupations	Overseen by	Held by
(Age)	Registrant	Time of Service	During Past Five Years	Director	Director

Kevin S. McCarthy (49)*	Director, President and Chief Executive Officer	3-year term as a Director (until the 2009 Annual Meeting of Stockholders)/ served since inception	Senior Managing Director of KACALP since June 2004 and of KAFA since 2006. Global Head of Energy at UBS Securities LLC from November 2000 to May 2004. President and Chief Executive Officer of KYN and KYE since inception (KYN inception in 2004; KYE inception in 2005).	3**	KYN; KYE; Range Resources Corporation; Clearwater Natural Resources, LLC

Robert V. Sinnott (58)***	Director	3-year term as a director (until the 2010 Annual Meeting of Stockholders)/ served since 2006	President, Chief Investment Officer and Senior Managing Director of Energy Investments of KACALP since 1992.	1	Plains All American Pipeline, L.P.

*	Mr. McCarthy is an “interested person” of us by virtue of his employment relationship as a Senior Managing Director with Kayne Anderson.

**	Mr. McCarthy currently serves on the Boards of Directors of Kayne Anderson MLP Investment Company (“KYN”) and Kayne Anderson Energy Total Return Fund, Inc. (“KYE”), both closed-end investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), that are managed by KAFA.

***	Mr. Sinnott is an “interested person” of us by virtue of his employment relationship as a Senior Managing Director with Kayne Anderson.

INFORMATION ABOUT INDEPENDENT DIRECTORS AND NOMINEES

William R. Cordes has worked in the natural gas industry for more than 35 years, including positions as Chief Executive Officer of Northern Border Partners, LP (now ONEOK Partners, LP) and President of Northern Natural Gas Company and Transwestern Pipeline Company. Mr. Cordes began his career with Northern Natural Gas Company in 1970, and held a number of accounting, regulatory affairs and executive positions in the natural gas retail and interstate pipeline divisions of the company. Mr. Cordes currently serves on the board of Boardwalk Pipeline Partners, LP, and served on the board of the Interstate Natural Gas Association of America, and is a past Chairman of the Midwest Energy Association. Mr. Cordes graduated from the University of Nebraska with a degree in Business Administration.

Barry R. Pearl is a Principal of Kealine LLC, a private developer and operator of petroleum infrastructure facilities. Mr. Pearl is a member of the Board of Directors of Targa Resources Partners, L.P., where he serves as Chairman of the Audit and Conflicts Committee. Mr. Pearl is also a member of the Board of Directors of Seaspan Corporation, where he serves as a member of the Audit Committee and the Compensation Committee. Mr. Pearl was elected President of Texas Eastern Products Pipeline Company, LLC in February 2001 and Chief Executive Officer and director of TEPPCO Partners, L.P. in May 2002, where he served until December 31, 2005. Mr. Pearl was previously Chief Operating Officer of TEPPCO from February 2001 until May 2002. Prior to joining TEPPCO, Mr. Pearl was Vice President — Finance and Administration, Treasurer, Secretary and Chief Financial Officer of Maverick Tube Corporation from June 1998. Mr. Pearl was Senior Vice President and Chief Financial Officer of Santa Fe Pacific Pipeline Partners, L.P. from 1995 until 1998, and Senior Vice President, Business Development from 1992 to 1995. Mr. Pearl is past Chairman of the Executive Committee of the Association of Oil Pipelines and has actively participated in many energy-related organizations including the American Petroleum Institute and Independent Liquids Terminal Association during his 33-year career in the energy industry. Mr. Pearl graduated from Indiana University in 1970 with a Bachelor of Arts degree in Mathematics. He received a Master of Arts degree in Operations Research from Yale University in 1972 and a Master in Business Administration degree from Denver University in 1975.

Albert L. Richey is Vice President, Corporate Development, for Anadarko Petroleum Corporation. Mr. Richey joined Anadarko in 1987 as Manager of Treasury Operations. He was named Treasurer later that year and was named Vice President in 1995. Mr. Richey’s background in the oil and gas industry includes The Offshore Company, United Energy Resources and Sandefer Oil & Gas. Mr. Richey received a Bachelor of Science degree in Commerce in 1971 from the University of Virginia. In 1974, he earned a Master of Business Administration degree from the Darden Graduate School of Business at the University of Virginia. He is a member of Financial Executive International. He serves as a member of the Board of Directors for the Boys & Girls Clubs of Houston and Boy Scouts of America.

William L. Thacker is a member of the Board of Directors of Copano Energy, L.L.C., where he serves as Chairman of the Compensation Committee and a member of the Nominating and Governance Committee. Mr. Thacker is a member of the Board of Directors of Mirant Corporation, and from April 2004 until November 2006 he was also a member of the Board of Directors of Pacific Energy Management, LLC, the general partner of Pacific Energy GP, LP, which is in turn the general partner of Pacific Energy Partners, L.P. He served as Chairman of the Nominating and Governance Committee of Pacific Energy Management, LLC and is a member of the Compensation Committee at Mirant Corporation. Mr. Thacker joined Texas Eastern Products Pipeline Company (the general partner of TEPPCO Partners, L.P.) in September 1992 as President, Chief Operating Officer and Director. He was elected Chief Executive Officer in January 1994. In March 1997, he was named to the additional position of Chairman of the Board, which he held until his retirement in May 2002. Prior to joining Texas Eastern Products Pipeline Company, Mr. Thacker was President of Unocal Pipeline Company from 1986 until 1992. Mr. Thacker is past Chairman of the Executive Committee of the Association of Oil Pipelines and has served as a member of the Board of Directors of the American Petroleum Institute. Mr. Thacker holds a Bachelor of Mechanical Engineering degree from the Georgia Institute of Technology and a Master of Business Administration degree from Lamar University.

INFORMATION ABOUT INTERESTED DIRECTORS

Kevin S. McCarthy serves as our President, Chief Executive Officer and co-portfolio manager. Since July 2004, he has served as the Chief Executive Officer and co-portfolio manager of Kayne Anderson MLP Investment Company, and since May 2005, he has served as the Chief Executive Officer and co-portfolio manager of Kayne Anderson Energy Total Return Fund, Inc. Mr. McCarthy has served as a Senior Managing Director at KACALP since June 2004 and of KAFA since 2006. Prior to that, he was Global Head of Energy at UBS Securities LLC. In this role, he had senior responsibility for all of UBS’ energy investment banking activities. Mr. McCarthy was with UBS Securities from 2000 to 2004. From 1995 to 2000, Mr. McCarthy led the energy investment banking activities of Dean Witter Reynolds and PaineWebber Incorporated. He began his investment banking career in 1984. He earned a BA degree in Economics and Geology from Amherst College in 1981 and an MBA degree in Finance from the University of Pennsylvania’s Wharton School in 1984.

Robert V. Sinnott is President, Chief Investment Officer and Senior Managing Director of Energy Investments of KACALP. Mr. Sinnott is a member of the Board of Directors of Plains All American Pipeline, L.P. He joined Kayne Anderson in 1992. From 1986 to 1992, Mr. Sinnott was vice president and senior securities officer of Citibank’s Investment Banking Division, concentrating in high-yield corporate buyouts and restructuring opportunities. From 1981 to 1986, he served as Director of Corporate Finance for United Energy Resources, a pipeline company. Mr. Sinnott began his career in the financial industry in 1976 as a vice president and debt analyst for Bank of America in its oil and gas finance department. Mr. Sinnott graduated from the University of Virginia in 1971 with a BA degree in Economics. In 1976, he received an MBA degree in Finance from Harvard University.

INFORMATION ABOUT EXECUTIVE OFFICERS

The preceding table gives information regarding Mr. McCarthy, our President and Chief Executive Officer. The following table sets forth each of our other officer’s name; position(s) with us and length of time served; principal occupation during the past five years; and other directorships held by each such officer. Except for Ron M. Logan, Jr., all of our officers currently serve in identical offices with KYN and KYE, both closed-end investment companies registered under the 1940 Act that are managed by KAFA. Additional biographical information on each officer follows the table.

Non-Director Officers

				Number of
				Portfolios
		Term of		in Fund
		Office/		Complex	Other
Name	Position(s)	Time of	Principal Occupations	Overseen	Directorships
(Age)	Held With Us	Service	During Past Five Years	by Officer	Held by Officer

Terry A. Hart (38)	Chief Financial Officer and Treasurer	Elected annually/ served since inception	Chief Financial Officer of KYN and KYE since December 2005. Director of Structured Finance, Assistant Treasurer and Senior Vice President and Controller of Dynegy, Inc. from 2000 to 2005.	3	None

David J. Shladovsky (47)	Secretary and Chief Compliance Officer	Elected annually/ served since inception	Managing Director and General Counsel of KACALP since 1997 and of KAFA since 2006. Secretary and Chief Compliance Officer of KYN since 2004 and of KYE since 2005.	3	None

J.C. Frey (39)	Vice President, Assistant Treasurer and Assistant Secretary	Elected annually/ served since September 2006	Senior Managing Director of KACALP since 2004 and of KAFA since 2006, and Managing Director of KACALP since 2001. Portfolio Manager of KACALP since 2000, of KYN since 2004 and of KYE since 2005.	3	None

Ron M. Logan, Jr. (47)	Vice President	Elected annually/ served since September 2006	Independent consultant to several leading energy firms. Senior Vice President of Ferrellgas Inc. from 2003 to 2005. Vice President of Dynegy Midstream Services from 1997 to 2002.	1	Millennium Midstream Partners, LP

James C. Baker (32)	Vice President	Elected annually/ served since September 2006	Senior Managing Director of KACALP and KAFA since February 2008, Managing Director of KACALP and KAFA since December 2004 and 2006, respectively. Director in Planning and Analysis at El Paso Corporation from April 2004 to December 2004. Director at UBS Securities LLC (energy investment banking group) from 2002 to 2004 and Associate Director from 2000 to 2002.	3	ProPetro Services, Inc.

Terry A. Hart serves as our Chief Financial Officer and Treasurer. Mr. Hart has served as the Chief Financial Officer of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc. since December 2005. Prior to that, Mr. Hart was with Dynegy, Inc. since its merger with Illinova Corp. in early 2000, where he served as the Director of Structured Finance, Assistant Treasurer and most recently as Senior Vice President and Controller. Mr. Hart earned a BS in Accounting from Southern Illinois University in 1991 and an MBA from the University of Illinois in 1999.

David J. Shladovsky serves as our Secretary and Chief Compliance Officer. Since July 2004, he has served as Secretary and Chief Compliance Officer of Kayne Anderson MLP Investment Company and since May 2005, he has served as Secretary and Chief Compliance Officer of Kayne Anderson Energy Total Return Fund, Inc. Mr. Shladovsky has served as a Managing Director and General Counsel of KACALP since 1997 and of KAFA since 2006. Prior to joining Kayne Anderson in 1997, Mr. Shladovsky was in the private practice of corporate and securities law, most recently as corporate counsel to Hughes Hubbard & Reed, LLP. Mr. Shladovsky earned a BA in Economics from Brandeis University and a JD from the Boston University School of Law in 1985.

J.C. Frey serves as our Vice President, Assistant Treasurer, Assistant Secretary and co-portfolio manager. Mr. Frey has been a Senior Managing Director of KACALP since 2004 and of KAFA since 2006. Since July 2004, he has served as co-portfolio manager, Vice President, Assistant Secretary and Assistant Treasurer of Kayne Anderson MLP Investment Company and since May 2005, he has served as co-portfolio manager, Vice President, Assistant Secretary and Assistant Treasurer of Kayne Anderson Energy Total Return Fund, Inc. Mr. Frey began investing in Energy Company securities on behalf of Kayne Anderson in 1998 and has served as portfolio manager for several of Kayne Anderson’s Energy Company funds since their inception in 2000. Prior to joining KACALP in 1997, Mr. Frey was a CPA and audit manager in KPMG Peat Marwick’s financial services group, specializing in banking and finance clients, and loan securitizations. Mr. Frey earned a BS degree in Accounting from Loyola Marymount University in 1990 and a Master’s degree in Taxation from the University of Southern California in 1991.

Ron M. Logan, Jr. serves as our Vice President. Prior to joining KACALP in 2006, Mr. Logan was an independent consultant to several leading energy firms. From 2003 to 2005, he served as Senior Vice President of Ferrellgas Inc. with responsibility for the firm’s supply, wholesale, transportation, storage, and risk management activities. Before joining Ferrellgas, Mr. Logan was employed for six years by Dynegy Midstream Services where he was Vice President of the Louisiana Gulf Coast Region and also headed the company’s business development activities. Mr. Logan began his career with Chevron Corporation in 1984, where he held positions of increasing responsibility in marketing, trading and commercial development through 1997. Mr. Logan earned a BS degree in Chemical Engineering from Texas A&M University in 1983 and an MBA from The University of Chicago in 1994.

James C. Baker serves as our Vice President. Mr. Baker is a Senior Managing Director of KACALP and of KAFA and is Vice President of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc. Prior to joining KACALP in 2004, Mr. Baker was a Director in the energy investment banking group at UBS Securities LLC. At UBS, he focused on securities underwriting and mergers and acquisitions in the energy industry. Prior to joining UBS in 2000, Mr. Baker was an Associate in the energy investment banking group at PaineWebber Incorporated. He earned a BBA degree in Finance from the University of Texas at Austin in 1995 and an MBA degree in Finance from Southern Methodist University in 1997.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of February 29, 2008 the number of shares of our common stock beneficially owned by each of our current directors and executive officers as a group, and certain beneficial owners, according to information furnished to us by such persons. Based on statements publicly filed with the SEC, as of February 29, 2008 we are aware of no person who beneficially owns more than five percent of our outstanding common stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act of 1934, as amended (the “1934 Act”) and, unless indicated otherwise, includes voting or investment power with respect to the securities.

	Amount of
Name of Beneficial Owner of	Beneficial	Percent of
Common Stock	Ownership	Class(1)

Independent Directors
William R. Cordes(2)	0	*
Barry R. Pearl	4,000	*
Albert L. Richey	5,000	*
William L. Thacker	2,000	*
Interested Directors
Kevin S. McCarthy(3)	21,170	*
Robert V. Sinnott(3)	29,000	*
Executive Officers
Terry A. Hart	1,082	*
David. J. Shladovsky	1,470	*
J.C. Frey	10,638	*
Ron M. Logan, Jr.	416	*
James C. Baker	5,318	*
All Directors and Executive Officers as a Group (11 persons)	80,094	*

*	Less than 1% of class.

(1)	Based on 10,050,446 shares of common stock outstanding as of February 29, 2008.

(2)	As of February 29, 2008, Mr. Cordes held no shares of our common stock. On March 17, 2008, he purchased 2,000 shares.

(3)	Does not include 60 shares of our common stock held by KAFA, a subsidiary of KACALP, a limited partnership in which Messrs. McCarthy and Sinnott are each a Senior Managing Director and each have ownership interests, because neither of them individually or acting together may exercise voting or investment power with respect to such shares. We believe by virtue of these arrangements Messrs. McCarthy and Sinnott should not be deemed to have indirect beneficial ownership of such shares.

The following table sets forth the dollar range of our equity securities beneficially owned by our directors and the nominees as of February 29, 2008 (beneficial ownership being determined in accordance with Rule 16a-1(a)(2) of the 1934 Act).

Aggregate
Dollar Range(1) of Equity
Securities in All
Registered Investment
Companies(2) Overseen
or to be Overseen by
Director or Nominee
	Dollar Range(1) of	in Family of Investment
	Our Equity	Companies(3) as of
Director or Nominee	Securities	February 29, 2008

Independent Directors or Nominees
William R. Cordes	None	None
Barry R. Pearl	$50,001-$100,000	$50,001-$100,000
Albert L. Richey	Over $100,000	Over $100,000
William L. Thacker	$10,001-$50,000	$10,001-$50,000
Interested Directors
Kevin S. McCarthy	Over $100,000	Over $100,000
Robert V. Sinnott	Over $100,000	Over $100,000

(1)	Dollar ranges are as follows: none; $1-$10,000; $10,001-$50,000; $50,001-$100,000 or over $100,000.

(2)	For purposes of this table, amounts in this column include our equity securities even though we are not a registered investment company.

(3)	Mr. McCarthy is the only one of our directors who also serves on the Boards of Directors of KYN and KYE, both registered investment companies advised by KAFA.

As of February 29, 2008, the Independent Directors and nominees and their respective immediate family members did not own beneficially or of record any class of securities of Kayne Anderson or any person directly or indirectly controlling, controlled by, or under common control with Kayne Anderson. As of February 29, 2008, certain officers of Kayne Anderson, including all of our officers, own, in the aggregate, approximately $5.8 million of our common stock.

EXECUTIVE COMPENSATION

Pursuant to an investment management agreement between KAFA (our external manager) and us, our external manager is responsible for supervising the investments and reinvestments of the Company’s assets. Our external manager, at its own expense, maintains staff and employs personnel as it determines is necessary to perform its obligations under the investment management agreement. We pay management fees to our external manager for its advisory and other services performed under the investment management agreement.

Our executive officers who manage our regular business are employees of our external manager or its affiliates. Accordingly, we do not pay any salaries, bonuses or other compensation to our executive officers. We do not have employment agreements with our executive officers. We do not provide pension or retirement benefits, perquisites, or other personal benefits to our executive officers. We do not maintain any compensation plans under which our equity securities are authorized for issuance. We do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of the Company.

The investment management agreement does not require our external manager to dedicate specific personnel to fulfilling its obligation to us under the investment management agreement, or require personnel to dedicate a specific amount of time. In their capacities as executive officers or employees of our external manager or its affiliates, they devote a portion of their time to our affairs as required for the performance of the duties of our external manager under the investment management agreement.

Our executive officers are compensated by our external manager. We understand that our external manager takes into account the performance of the Company as a factor in determining the compensation of certain of its senior managers, and such compensation may be increased depending on the Company’s performance. In addition to compensation for services performed for the Company, certain of our executive officers may receive compensation for services performed for various investment funds of our external manager. However, our external manager cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers that relates exclusively to their services to us.

DIRECTOR COMPENSATION

Pursuant to its charter, our Nominating, Corporate Governance and Compensation Committee established by our Board of Directors is responsible for overseeing the compensation of our Independent Directors. The following table sets forth the compensation paid by us during the fiscal year ended November 30, 2007 to the Independent Directors. No compensation is paid to directors who are “interested persons.” We have no retirement or pension plans or any compensation plans under which our equity securities were authorized for issuance.

Director Compensation Table

Fees Earned or
Paid in Cash
Name	(Total Compensation)

Independent Directors
William R. Cordes(1)	None
Barry R. Pearl	$74,000
Albert L. Richey	$71,000
William L. Thacker	$71,000
Interested Directors
Kevin S. McCarthy(2)	None
Robert V. Sinnott	None

(1)	Mr. Cordes was appointed to the Company’s Board of Directors on January 7, 2008. Therefore he did not receive any compensation from the Company for the fiscal year ended November 30, 2007. Keith B. Forman, who resigned as a director of the Company on November 30, 2007, and whose vacancy Mr. Cordes filled, received $71,000 in compensation for his services as an Independent Director for the fiscal year ended November 30, 2007.

(2)	Mr. McCarthy is the only one of our directors who also serves on the Boards of Directors of KYN and KYE, the other funds in the fund complex.

Our directors and officers who are “interested persons” by virtue of their employment by Kayne Anderson, including all our executive officers, serve without any compensation from us. Each of our Independent Directors receives a $55,000 annual retainer for serving as a director. In addition, our Independent Directors receive fees for each meeting attended as follows: $2,000 per Board of Directors meeting; $1,000 per Audit Committee meeting; and $1,000 for other committee meetings. The Chairman of the Audit Committee receives an additional $5,000 annually for serving as Chairman. Committee meeting fees are not paid unless the meeting is separate from regular full Board of Directors meetings and exceed 15 minutes in duration. The Independent Directors are reimbursed for expenses incurred as a result of attendance at meetings of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the 1934 Act, our directors and executive officers, and any persons holding more than 10% of our common stock, are required to report their beneficial ownership in our securities and any changes therein to the SEC and to us. We are required to report herein any failure to file such reports by applicable due dates for filings. Based on our review of any Forms 3, 4 and 5 filed by such persons, we believe that during the fiscal year, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three standing committees: the Nominating, Corporate Governance and Compensation Committee, the Valuation Committee and the Audit Committee.

The Nominating, Corporate Governance and Compensation Committee is responsible for appointing and nominating all persons to the Board, overseeing the composition of the Board and the implementation of our corporate governance policies and overseeing the compensation of the Independent Directors. Our Board has adopted a charter for the Nominating, Corporate Governance and Compensation Committee (the “Nominating, Corporate Governance and Compensation Committee Charter”), which is available on our website (www.kaynefunds.com). Our corporate governance guidelines are also available on our website and in print to any stockholder who requests them. The members of the Nominating, Corporate Governance and Compensation Committee are William R. Cordes, Barry R. Pearl, Albert L. Richey and William L. Thacker, each of whom is independent for purposes of the 1940 Act and applicable New York Stock Exchange (“NYSE”) Corporate Governance Listing Standards. If there is no vacancy on the Board, the Board will not actively seek recommendations from other parties, including stockholders. When a vacancy on the Board of Directors occurs and nominations are sought to fill such vacancy, the Nominating, Corporate Governance and Compensation Committee may seek nominations from those sources it deems appropriate in its discretion, including our stockholders. Prior to making a final recommendation to the Board, the Nominating, Corporate Governance and Compensation Committee may conduct personal interviews with the candidates it concludes are the most qualified. The Nominating, Corporate Governance and Compensation Committee (then comprised of Messrs. Pearl, Richey and Thacker) met with Mr. Cordes before recommending to the Board that he be nominated to stand for election as a director.

The Nominating, Corporate Governance and Compensation Committee has not established specific, minimum qualifications that must be met by an individual for the Committee to recommend that individual for nomination as a director. The Nominating, Corporate Governance and Compensation Committee expects to seek referrals for candidates to consider for nomination from a variety of sources, including current directors, our management, our investment adviser and our counsel, and may also engage a search firm to identify or evaluate or assist in identifying or evaluating candidates. Prior to making a final recommendation to the Board, the Nominating, Corporate Governance and Compensation Committee may conduct personal interviews with the candidates it concludes are the most qualified. As set forth in the Nominating, Corporate Governance and Compensation Committee Charter, in evaluating candidates for a position on the Board, the Committee considers a variety of factors, including, as appropriate:

•	the candidate’s knowledge in matters relating to the investment company industry;

•	any experience possessed by the candidate as a director or senior officer of public companies;

•	the candidate’s educational background;

•	the candidate’s reputation for high ethical standards and personal and professional integrity;

•	any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications;

•	the candidate’s perceived ability to contribute to the ongoing functions of the Board, including the candidate’s ability and commitment to attend meetings regularly and work collaboratively with other members of the Board;

•	the candidate’s ability to qualify as an independent director for purposes of the 1940 Act, the candidate’s independence from our service providers and the existence of any other relationships that might give rise to a conflict of interest or the appearance of a conflict of interest; and

•	such other factors as the Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies or other transitions (e.g., whether or not a candidate is an “audit committee financial expert” under the federal securities laws).

The Nominating, Corporate Governance and Compensation Committee considers nominees properly recommended by stockholders. To submit a recommendation for nomination as a candidate for a position on the Board, stockholders shall mail such recommendation to our Secretary, at our address, 717 Texas Avenue, Suite 3100, Houston, Texas 77002. Such recommendation shall include the following information: (a) evidence of stock ownership of the person or entity recommending the candidate (if submitted by one of our stockholders); (b) a full description of the proposed candidate’s background, including his or her education, experience, current employment, and date of birth; (c) names and addresses of at least three professional references for the candidate; (d) information as to whether the candidate is an “interested person” in relation to us, as such term is defined in the 1940 Act, and such other information that may be considered to impair the candidate’s independence; and (e) any other information that may be helpful to the Nominating, Corporate Governance and Compensation Committee in evaluating the candidate. Any such recommendation must contain sufficient background information concerning the candidate to enable the Nominating, Corporate Governance and Compensation Committee to make a proper judgment as to the candidate’s qualifications. If a recommendation is received with satisfactorily completed information regarding a candidate during a time when a vacancy exists on the Board or during such other time as the Nominating, Corporate Governance and Compensation Committee is accepting recommendations, the recommendation will be forwarded to the Chair of the Nominating, Corporate Governance and Compensation Committee and will be evaluated in the same manner as other candidates for nomination. Recommendations received at any other time will be kept on file until such time as the Nominating, Corporate Governance and Compensation Committee is accepting recommendations, at which point they may be considered for nomination. The Nominating, Corporate Governance and Compensation Committee met two times during the fiscal year.

Commencing this year, the Nominating, Corporate Governance and Compensation Committee also began to review with management our Compensation Discussion and Analysis to be included in proxy statements and other filings.

The Valuation Committee is responsible for the oversight of our pricing procedures and the valuation of our securities in accordance with such procedures. The members of our Valuation Committee are William R. Cordes, Albert L. Richey, William L. Thacker and Kevin S. McCarthy, each of whom, except for Mr. McCarthy, is independent for purposes of the 1940 Act and applicable NYSE Corporate Governance Listing Standards. The Valuation Committee met three times during the fiscal year.

The Audit Committee is responsible for overseeing our accounting and financial reporting process, our system of internal controls, audit process and evaluating and appointing our independent auditors (subject also to Board approval). The members of our Audit Committee are William R. Cordes, Barry R. Pearl, Albert L. Richey and William L. Thacker, each of whom is independent for purposes of the 1940 Act and applicable NYSE Corporate Governance Listing Standards. Mr. Pearl currently serves as Chairman of the Audit Committee. The Board has determined that William R. Cordes, Barry R. Pearl, Albert L. Richey and William L. Thacker each qualify as an “audit committee financial expert” (as defined in Item 407(d)(5) of Regulation S-K). The Audit Committee met five times during the fiscal year.

During the 2007 fiscal year, the Board of Directors met a total of four times (including regularly scheduled and special meetings). All directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which they served. The Company does not currently have a policy with respect to board member attendance at annual meetings. All of the directors then serving attended the Company’s 2007 Annual Meeting of Stockholders.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS OF THE COMPANY, INCLUDING ALL OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD.

PROPOSAL TWO
APPROVAL TO SELL SHARES OF COMMON STOCK BELOW NET ASSET VALUE

The 1940 Act prohibits the Company from selling shares of its common stock at a price below the current net asset value per share of such stock, except with the consent of a majority of its common stockholders or under certain other circumstances. Pursuant to this provision, the Company is seeking the consent of a majority of its common stockholders so that it may, in one or more public or private offerings of its common stock, sell shares of its common stock at a price below its then-current net asset value per share, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the date of the Company’s 2009 Annual Meeting of Stockholders, which is expected to be held in June 2009.

Generally, equity securities sold in public securities offerings are priced based on market prices, rather than net asset value per share. The Company is seeking the approval of a majority of its common stockholders of record to offer and sell shares of its common stock at prices that may be less than net asset value so as to permit the flexibility in pricing that market conditions generally require.

The Company’s common stock has traded both at a premium and at a discount in relation to its net asset value. Although the Company’s common stock has traded at a premium above net asset value, there can be no assurance that its common stock will not trade at a discount in the future. The continued development of alternatives to the Company as a vehicle for investment in a portfolio of MLPs, including other publicly traded investment companies and private funds, may reduce or eliminate any tendency of the Company’s common stock to trade at a premium in the future. Shares of closed-end investment companies frequently trade at a discount from net asset value. Without the approval of a majority of its common stockholders to sell stock at prices below its current net asset value per share, the Company would be precluded from selling shares of its common stock to raise capital during periods where the market price for its common stock is below its current net asset value.

The Company believes that having the ability to issue its common stock below net asset value in certain instances will benefit all of its stockholders. The Company expects that it will be periodically presented with attractive opportunities to acquire securities that require the Company to make an investment commitment quickly. Because the Company generally attempts to remain fully invested and it does not intend to maintain cash for the purpose of making these investments, the Company may be unable to capitalize on investment opportunities presented to it unless it quickly raises capital. The market value of the Company’s common stock may periodically fall below its net asset value, which is not uncommon for closed-end investment companies like the Company. If this were to occur, absent the approval of this proposal by a majority of common stockholders, the Company will not be able to effectively access capital markets to enable it to take advantage of attractive investment opportunities.

The following table sets forth a comparison of the Company’s NAV per share and the comparable closing price of the Company’s common stock, as reported on the New York Stock Exchange as of the last day of the Company’s fiscal quarter.

			Closing
Date(1)	NAV		Price

September 20, 2006	23.32	(2)	—
November 30, 2006	24.19		22.32
February 28, 2007	25.01		24.95
May 31, 2007	25.52		26.41
August 31, 2007	24.65		25.10
November 30, 2007	24.39		23.14

(1)	Our common stock began trading on the NYSE on September 21, 2006.

(2)	Initial public offering price of $25.00 per share, less underwriting discounts of $1.59 per share and offering costs of $0.09 per share.

If this proposal is approved, the Company does not anticipate selling its common stock below its net asset value unless it has identified attractive near-term investment opportunities that Kayne Anderson reasonably believes will lead to a long-term increase in net asset value. In determining whether or not to sell additional shares of the Company’s common stock at a price below the net asset value per share, the Board of Directors will have duties to act in the best interest of the Company and its stockholders. Further, to the extent the Company issues shares of its common stock below net asset value in a publicly registered transaction, the Company’s market capitalization and the amount of its publicly tradable common stock will increase, thus affording all common stockholders greater liquidity.

The Company will only sell shares of its common stock at a price below net asset value per share if all of the following conditions are met:

1. The per share offering price, before deduction of underwriting fees, commissions and offering expenses, will not be less than the net asset value per share of the Company’s stock, as determined at any time within 2 business days of pricing of the common stock to be sold in the offering.

2. Immediately following the offering, after deducting offering expenses and underwriting fees and commissions, the net asset value per share of the Company’s common stock, as determined at any time within 2 business days of pricing of the common stock to be sold, would not have been diluted by greater than a total of 1% of such value per share of all outstanding common stock. The Company will not be subject to a maximum number of shares that can be sold or a defined minimum sales price per share in any offering so long as the aggregate number of shares offered and the price at which such shares are sold together would not result in dilution of the net asset value per share of the Company’s common stock in excess of the 1% limitation.

3. A majority of the Company’s Independent Directors makes a determination, based on information and a recommendation from Kayne Anderson, that Kayne Anderson reasonably expects that the investment(s) to be made with the net proceeds of such issuance will lead to a long-term increase in net asset value.

Before voting on this proposal or giving proxies with regard to this matter, common stockholders should consider the potentially dilutive effect of the issuance of shares of the Company’s common stock at less than net asset value per share on the net asset value per outstanding share of common stock. Any sale of common stock at a price below net asset value would result in an immediate dilution to existing common stockholders and could potentially cause the further erosion on the net asset value per share. The 1940 Act establishes a connection between common share sale price and net asset value because when stock is sold at a sale price below net asset value per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. Common stockholders should also consider that holders of the Company’s common stock have no subscription, preferential or preemptive rights to additional shares of the common stock proposed to be authorized for issuance, and thus any future issuance of common stock will dilute such stockholders’ holdings of common stock as a percentage of shares outstanding.

The issuance of the additional shares of common stock will also have an effect on the gross amount of management fees paid by the Company to KAFA. The Company’s investment advisory agreement with KAFA provides for a management fee payable to KAFA as compensation for managing the investment portfolios of the Company computed as a percentage of assets under management. The increase in the Company’s asset base that would result from any issuance of shares of common stock proposed to be authorized by common stockholders in this proposal would increase assets of the Company under management, and would cause a corresponding increase in the gross amount of management fees paid to KAFA, but would not increase or decrease the management fee as a percentage of assets under management. However, by increasing the size of the Company’s asset base and number of shares outstanding, the Company may be able to reduce its fixed expenses both as a percentage of total assets and on a per share basis.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO ALLOW THE COMPANY TO SELL SHARES OF ITS COMMON STOCK AT A PRICE BELOW NET ASSET VALUE PER SHARE, SUBJECT TO CERTAIN CONDITIONS.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We are party to an investment management agreement with KAFA, the managing member of which is KACALP, an entity in which two of our directors have ownership interests. Our executive officers have employment relationships with KAFA or KACALP and certain executive officers also have ownership interests in KACALP. Pursuant to the terms of the investment management agreement, KAFA provides us with the office facilities and certain administrative services necessary to conduct our day-to-day operations.

KAFA manages two closed-end management investment companies registered under the 1940 Act, KYN, a publicly traded MLP fund, and KYE, a publicly traded non-diversified energy fund. KACALP manages several private investment funds (together with other funds advised by Kayne Anderson, “Affiliated Funds”). Some of the Affiliated Funds have investment objectives that are similar to or overlap with ours. Kayne Anderson may at some time in the future, manage other investment funds with the same investment objective as ours. In addition, KACALP manages private funds with an investment focus of making private equity investments in upstream energy companies. These funds will have priority over us with respect to such investments, and, as a result, our ability to invest in non-publicly traded equity securities of upstream energy companies will be limited.

Our investment opportunities may be limited by affiliations of our investment adviser and its senior professionals with limited partnerships or other energy companies. Additionally, to the extent that Kayne Anderson sources and structures private investments in MLPs, certain employees of Kayne Anderson may become aware of actions planned by publicly traded energy companies, such as acquisitions, that may not be announced to the public. It is possible that we could be precluded from investing in a publicly traded energy company about which Kayne Anderson has material non-public information; however, it is Kayne Anderson’s intention to ensure that any material non-public information available to certain Kayne Anderson employees not be shared with those employees responsible for the purchase and sale of publicly traded energy company securities.

Under the 1940 Act, we and our affiliates, including Affiliated Funds, are generally precluded from co-investing in certain private placements of securities such as our targeted investments. Kayne Anderson will allocate private investment opportunities among their respective clients, including us, based on allocation policies that take into account several suitability factors, including the size of the investment opportunity, the amount each client has available for investment and the client’s investment objectives. These allocation policies may result in the allocation of investment opportunities to an Affiliated Fund rather than to us. The policies contemplate that Kayne Anderson will exercise discretion, based on several factors relevant to the determination, in allocating the entirety, or a portion, of such investment opportunities to an Affiliated Fund, in priority to other prospectively interested advisory clients, including us. In this regard, when applied to specified investment opportunities that would normally be suitable for us, the allocation policies may result in certain Affiliated Funds having greater priority than us to participate in such opportunities depending on the totality of the considerations, including, among other things, our available capital for investment, our existing holdings, applicable tax and diversification standards to which we may then be subject and the ability to efficiently liquidate a portion of our existing portfolio in a timely and prudent fashion in the time period required to fund the transaction.

KAFA may be offered non-monetary benefits or “soft dollars” by brokers to induce KAFA to engage those brokers to execute securities transactions on behalf of us. These soft dollars may take the form of research regarding securities investments, and may be available for use by KAFA in connection with transactions in which we do not participate.

Employees of Kayne Anderson who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are currently held by us or, in limited circumstances, that are being considered for purchase or sale by us, subject to certain general restrictions and procedures set forth in our code of ethics. The personal securities transactions of the access persons of Kayne Anderson will be governed by its code of ethics. See “Codes of Ethics” below.

Related Party Transactions

Under our investment management agreement with KAFA, for the fiscal year, we paid approximately $3,750,000 in base management fees, net of approximately $1,100,000 in fee waivers, and $59,000 in incentive capital gains fees. Because our interested directors, Messrs. McCarthy and Sinnott, each are employed by and have ownership interests in Kayne Anderson, they may each be deemed to have an indirect material interest in the management fees and incentive fees we paid to KAFA.

We and Kayne Anderson are currently affiliated with KA Associates, Inc., an NASD member broker-dealer. Absent an exemption from the SEC or other regulatory relief, we are generally precluded from effecting certain principal transactions with affiliated brokers, and our ability to utilize affiliated brokers for agency transactions is subject to restrictions. Subject to compliance with those restrictions, any amounts that we may incur in agency transactions with KA Associates, Inc. may be more or less than what would be paid in an arms-length transaction. We paid approximately $61,000 in brokerage commissions during the fiscal year, of which approximately $1,000, or approximately 1.6%, was paid to KA Associates, Inc., an affiliate of Kayne Anderson. Because our interested directors, Messrs. McCarthy and Sinnott, are employed by and have ownership interests in Kayne Anderson, they may be deemed to have an indirect interest in brokerage commissions paid to KA Associates, Inc. Our Independent Directors will review any investment decisions that may present potential conflicts of interest between Kayne Anderson and us in accordance with specific procedures and policies adopted by the Board.

INDEPENDENT ACCOUNTING FEES AND POLICIES

Audit and Related Fees

Audit Fees.  The aggregate fees billed to us by PricewaterhouseCoopers LLP during fiscal year 2007 and our initial period for fiscal year 2006 for professional services rendered with respect to the audit of our financial statements were $308,000 and $115,000, respectively.

Audit-Related Fees.  We were not billed by PricewaterhouseCoopers LLP for any fees for assurance and related services reasonably related to the performance of the audits of our annual financial statements for either of the past two fiscal years.

Tax Fees.  For professional services for tax compliance, tax advice and tax planning for fiscal year 2007 and our initial period for fiscal year 2006, we were billed by PricewaterhouseCoopers LLP for fees in the amounts of $205,000 and $52,000, respectively.

All Other Fees.  We were not billed by PricewaterhouseCoopers LLP for any fees for services other than those described above during either of the past two fiscal years.

Aggregate Non-Audit Fees.  We were not billed by PricewaterhouseCoopers LLP for any amounts for any non-audit services during either of the past two fiscal years. In addition, neither Kayne Anderson nor any entity controlling, controlled by, or under common control with Kayne Anderson that provides ongoing services to us, was billed by PricewaterhouseCoopers LLP for any non-audit services during either of the last two fiscal years.

Audit Committee Pre-Approval Policies and Procedures

Before the auditor is (i) engaged by us to render audit, audit related or permissible non-audit services to us or (ii) with respect to non-audit services to be provided by the auditor to Kayne Anderson or any entity in the investment company complex, if the nature of the services provided relate directly to our operations or financial reporting, either: (a) the Audit Committee shall pre-approve such engagement; or (b) such engagement shall be entered into pursuant to pre-approval policies and procedures established by the Audit Committee. Any such policies and procedures must be detailed as to the particular service and not involve any delegation of the Audit Committee’s responsibilities to Kayne Anderson. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals. The pre-approval policies and procedures shall include the requirement that the decisions of any member to whom authority is delegated under this provision shall be presented to the full Audit Committee at its next scheduled meeting. Under certain limited circumstances, pre-approvals are not required if certain de minimis thresholds are not exceeded, as such thresholds are set forth by the Audit Committee and in accordance with applicable SEC rules and regulations.

For engagements with PricewaterhouseCoopers LLP, the Audit Committee approved in advance all audit services and non-audit services that PricewaterhouseCoopers LLP provided to us and to Kayne Anderson (with respect to our operations and financial reporting). None of the services rendered by PricewaterhouseCoopers LLP to us or Kayne Anderson were pre-approved by the Audit Committee pursuant to the pre-approval exception under Rule 2.01(c)(7)(i)(C) or Rule 2.01(c)(7)(ii) of Regulation S-X. The Audit Committee has considered whether the provision of non-audit services rendered by PricewaterhouseCoopers LLP to Kayne Anderson and any entity controlling, controlled by, or under common control with Kayne Anderson that were not required to be pre-approved by the Audit Committee is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Appointment of Independent Auditors

The Board of Directors has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors to audit our books and records for our current fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if such representative so desires, and to respond to stockholders’ questions. PricewaterhouseCoopers LLP has informed us that it has no direct or indirect material financial interest in us or Kayne Anderson.

OTHER MATTERS

The Board of Directors knows of no other matters that are intended to be brought before the meeting. If other matters are properly presented at the Annual Meeting, the proxies named in the enclosed form of proxy will vote on those matters in their sole discretion.

MORE INFORMATION ABOUT THE MEETING

Outstanding Stock.  At the Record Date, we had 10,050,446 shares of stock issued and outstanding.

How Proxies Will Be Voted.  All proxies solicited by the Board of Directors that are properly executed and received at or prior to the Annual Meeting, and that are not revoked, will be voted at the Annual Meeting. Votes will be cast in accordance with the instructions marked on the enclosed proxy card. If no instructions are specified, the persons named as proxies will cast such votes FOR the proposals. We know of no other matters to be presented at the Annual Meeting. However, if another proposal is properly presented at the Annual Meeting, the votes entitled to be cast by the persons named as proxies on the enclosed proxy card will cast such votes in their sole discretion.

How To Vote.  If your shares are held in “Street Name” by a broker or bank, you will receive information regarding how to instruct your bank or broker to cast your votes. If you are a stockholder of record, you may authorize the persons named as proxies to cast the votes you are entitled to cast at the meeting by completing, signing, dating and returning the enclosed proxy card. Stockholders of record or their duly authorized proxies may vote in person if able to attend the Annual Meeting.

Expenses and Solicitation of Proxies.  The expenses of preparing, printing and mailing the enclosed proxy card, the accompanying notice and this proxy statement, tabulation expenses, and all other costs, in connection with the solicitation of proxies will be borne by us. We may also reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of our shares. In order to obtain the necessary quorum at the meeting, additional solicitation may be made by mail, telephone, telegraph, facsimile or personal interview by representatives of us, Kayne Anderson, our transfer agent, or by brokers or their representatives or by a solicitation firm that may be engaged by the Company to assist in proxy solicitations. If a proxy solicitor is retained by the Company, the costs associated with all proxy solicitation are not anticipated to exceed $20,000. We will not pay any of our representatives or Kayne Anderson any additional compensation for their efforts to supplement proxy solicitation.

Dissenters’ or Appraisal Rights.  Our stockholders have no dissenters’ or appraisal rights.

Revoking a Proxy.  At any time before it has been voted, you may revoke your proxy by: (1) sending a letter revoking your proxy to the Secretary of the Company at our offices located at 717 Texas Avenue, Suite 3100,

Houston, Texas, 77002; (2) properly executing and sending a later-dated proxy; or (3) attending the Annual Meeting, requesting return of any previously delivered proxy, and voting in person.

Quorum and Adjournment.  The presence, in person or by proxy, of holders of shares entitled to cast a majority of the votes entitled to be cast constitutes a quorum for the purposes of the Annual Meeting. If a quorum is not present in person or by proxy at the Annual Meeting, the chairman of the Annual Meeting may adjourn the meeting to a date not more than 120 days after the original Record Date without notice other than announcement at the Annual Meeting.

     Required Vote.

Proposal One — The election of each of Mr. Cordes and Mr. Pearl as a Class II Director requires the affirmative vote of the holders of a majority of shares of common stock outstanding as of the Record Date. For the purposes of determining whether the majority of the votes entitled to be cast by the common stockholders has elected a nominee, each common share is entitled to one vote. For the purposes of Proposal One, abstentions, if any, will have the same effect as votes against the election of Mr. Cordes and/or Mr. Pearl, as the case may be, although they will be considered present for purposes of determining the presence of a quorum at the Annual Meeting. Because brokers are permitted by applicable regulations to vote shares as to which instructions have not been received from the beneficial owners or the persons entitled to vote in uncontested elections of directors, it is anticipated that there will be few, if any, broker “non-votes” in connection with Proposal One. However, broker non-votes, if any, will have the same effect as a vote against the nominee, although they would be considered present for purposes of determining a quorum.

Proposal Two — The approval of a proposal to authorize the Company to sell shares of its common stock at a price less than net asset value per share requires: (1) the affirmative vote of a majority of all common stockholders of record as of the Record Date and (2) the affirmative vote of a majority of the votes cast by the holders of common stock outstanding as of the Record Date. For the purpose of determining whether a majority of the common stockholders of record approved this proposal, abstentions and broker non-votes, if any, will have the effect of a vote against Proposal Two. For the purpose of determining whether a majority of votes cast approved this proposal, abstentions and broker non-votes, if any, will have no effect on the outcome.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, the Nominating, Corporate Governance and Compensation Committee consisted of Barry R. Pearl, Albert L. Richey and William L. Thacker, each of whom is independent for purposes of the 1940 Act and applicable NYSE Corporate Governance Listing standards. During the fiscal year ended November 30, 2007, none of our executive officers served as members of the compensation committee or as directors of another entity which had an executive officer serving on our board of directors or our Nominating, Corporate Governance and Compensation Committee.

NOMINATING, CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE REPORT

The Nominating, Corporate Governance and Compensation Committee of the Board of Directors has reviewed and discussed with management the Company’s Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the Nominating, Corporate Governance and Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

Submitted by the Nominating, Corporate Governance and Compensation Committee

William R. Cordes
Barry R. Pearl
Albert L. Richey
William L. Thacker

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is responsible for assisting the Board in monitoring (1) the accounting and reporting policies and procedures of the Company, (2) the quality and integrity of the Company’s financial statements, (3) the Company’s compliance with regulatory requirements, and (4) the independence and performance of the Company’s independent auditors and any internal auditors. Among other responsibilities, the Audit Committee reviews, in its oversight capacity, the Company’s annual financial statements with both management and the independent auditors and the Audit Committee meets periodically with the independent auditors and any internal auditors to consider their evaluation of the Company’s financial and internal controls. The Audit Committee also selects, retains, evaluates and may replace the Company’s independent auditors and determines their compensation, subject to ratification of the Board, if required. The Audit Committee is currently composed of four Directors. The Audit Committee operates under a written charter (the “Audit Committee Charter”) adopted and approved by the Board, a copy of which is available on the Company’s website (www.kaynefunds.com). Each committee member is “independent” as defined by New York Stock Exchange listing standards.

The Audit Committee, in discharging its duties, has met with and held discussions with management and the Company’s independent auditors and any internal auditors. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. Management has represented to the independent auditors that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Company’s independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with representatives of the independent auditors their firm’s independence. As provided in the Audit Committee Charter, it is not the Audit Committee’s responsibility to determine, and the considerations and discussions referenced above do not ensure, that the Company’s financial statements are complete and accurate and presented in accordance with generally accepted accounting principles.

Based on the Audit Committee’s review and discussions with management and the independent auditors, the representations of management and the report of the independent auditors to the Audit Committee, the committee has recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K.

Submitted by the Audit Committee

William R. Cordes
Barry R. Pearl
Albert L. Richey
William L. Thacker

CODES OF ETHICS

We have adopted a supplemental antifraud code of ethics which applies to, among others, our principal and senior financial officers, including our principal executive officer and principal financial officer. Our supplemental antifraud code of ethics is filed as Exhibit 14.1 of our Annual Report on Form 10-K, filed with the SEC on February 16, 2007 and can be accessed via the SEC’s Internet site at www.sec.gov. We intend to disclose any amendments to or waivers of required provisions of this code on Form 8-K.

We have also adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes personal trading procedures for employees designated as access persons. Access persons may engage in personal securities transactions, including transactions involving securities that are currently held by us or, in limited circumstances, that are being considered for purchase or sale by us, subject to certain general restrictions and procedures set forth in our code of ethics. Our code of ethics is filed as Exhibit 99.2(R)(1) to pre-effective Amendment No. 5 to our Registration Statement on Form N-2, filed with the SEC on September 18, 2006 and can be accessed via the SEC’s Internet site. We also have a code of business conduct, which is available on our website and in print to any stockholder who requests it.

INVESTMENT ADVISER

KA Fund Advisors, LLC is our investment adviser. Its principal office is located at 717 Texas Avenue, Suite 3100, Houston, Texas, 77002.

ADMINISTRATOR

Bear Stearns Funds Management Inc. (the “Administrator”) provides certain administrative services for us, including but not limited to preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements. The Administrator is located at 383 Madison Avenue, 23rd Floor, New York, New York 10179.

STOCKHOLDER COMMUNICATIONS

Stockholders may send communications to the Board of Directors. Communications should be addressed to the Secretary of the Company at its principal offices at 717 Texas Avenue, Suite 3100, Houston, Texas 77002. The Secretary will forward any communications received directly to the Board of Directors. We do not have a policy with regard to Board attendance at annual meetings. The Annual Meeting is our second annual meeting.

Non-management directors meet at regularly scheduled executive sessions without management. The same individual does not preside at every session. Rather the presiding director for each executive session is determined by rotation, in alphabetical order of the last names of each non-management director. Interested parties may communicate directly with such presiding director or non-management directors as a group by sending communications addressed to the name(s) of our Independent Directors at our principal offices at 717 Texas Avenue, Suite 3100, Houston, Texas 77002. Depending on their nature, communications received by non-management directors may be handled in accordance with complaint procedures adopted by the Audit Committee.

STOCKHOLDER PROPOSALS

Our current Bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information required by the current Bylaws must be delivered to the Secretary of the Company at 717 Texas Avenue, Suite 3100, Houston, Texas 77002, not later than 5:00 p.m. Pacific Time on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting (and in the case of the first annual meeting of stockholders), notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. Pacific Time on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, a stockholder nomination or proposal intended to be considered at the 2009 Annual Meeting must be received by the Secretary of the Company on or after November 15, 2008, and prior to 5:00 p.m. Pacific Time on December 15, 2008. However, under the rules of the SEC, if a stockholder wishes to submit a proposal for possible inclusion in our 2009 proxy statement pursuant to Rule 14a-8(e) of the 1934 Act, we must receive it not less than 120 calendar days before the anniversary of the date our proxy statement was released to stockholders for the previous year’s annual meeting. Accordingly, a stockholder’s proposal under Rule 14a-8(e) must be received by us on or before December 15, 2008 in order to be included in our proxy statement and proxy card for the 2009 Annual Meeting. All nominations and proposals must be in writing.

By Order of the Board of Directors

David J. Shladovsky
Secretary
March 31, 2008

APPENDIX A

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

AUDIT COMMITTEE CHARTER

(Adopted September 5, 2006)

The Board of Directors (the “Board”) of Kayne Anderson Energy Development Company (the “Company”) shall have an Audit Committee (the “Audit Committee”).

I.	Statement of Purpose and Function

The function of the Audit Committee is oversight; it is management’s responsibility to maintain appropriate systems for accounting and internal controls, and the Auditor’s responsibility to plan and carry out the audit in accordance with auditing standards generally accepted in the United States. The Auditor is ultimately responsible to the Board and the Audit Committee.

The purposes of the Audit Committee are to:

•	assist the Board in its oversight of (1) the integrity, quality and objectivity of the Company’s financial statements and the independent audit thereof, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and the Company’s independent auditor (the “Auditor”), (5) the Company’s accounting and financial reporting policies and practices by reviewing disclosures made to the Audit Committee by the Company’s certifying officers and the Auditor about any significant deficiency in, or material change in the operation of, the Company’s internal controls or material weaknesses therein, and any fraud involving KA Fund Advisors, LLC (the “Advisor”) or any employees or other persons who have a significant role in the Company’s internal controls;

•	prepare an audit committee report as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement;

•	select, oversee and approve the compensation of the Auditor and to act as liaison between the Auditor and the Board; and

•	conduct an annual performance evaluation of the Audit Committee.

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Company.

II.	Committee Composition

The Audit Committee shall be comprised of at least three directors, all of whom shall be independent directors (i.e., directors who are not “interested persons” of the Company as defined in the Investment Company Act of 1940, as amended, and who are free of any other relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as Audit Committee members). Each member shall be appointed by the Board, and a majority of the independent directors of the Board also shall approve each appointment.

The Board shall designate one member as Audit Committee Chairman.

Members of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

The Audit Committee shall consider whether one or more members of the Audit Committee is an “Audit Committee financial expert,”1 as such term is defined by the Securities and Exchange Commission, and whether any such expert is “independent.”2 The Audit Committee shall report the results of its deliberations to the Board for further action as appropriate, including, but not limited to, a determination by the Board that the Audit Committee membership includes or does not include one or more “Audit Committee financial experts” and any related disclosure to be made concerning this matter.

III.  Duties and Responsibilities

The Audit Committee shall meet with the finance and other personnel of the Company and the Advisor as necessary and appropriate to fulfill the Committee’s oversight role. The Audit Committee shall have unrestricted access to the Auditor and the Company’s administrator.

To carry out its purposes, the Audit Committee shall have the following duties and powers (such listing is not intended to limit the authority of the Audit Committee in achieving its purposes):

1. Selection of Auditor and Approval of Fees.

(a) The Audit Committee shall pre-approve the selection of the Auditor and shall recommend the selection, retention or termination of the Auditor to the Board and, in connection therewith, shall evaluate the independence of the Auditor, including an evaluation of the extent to which the Auditor provides any consulting, auditing or non-audit services to the Advisor or its affiliates. The Audit Committee shall review the Auditor’s specific representations as to its independence.

(b) The Audit Committee shall review and approve the fees charged by the Auditor for audit and non-audit services to be provided to the Company in accordance with the pre-approval requirements set forth below. The Company shall provide for appropriate funding, as determined by the Audit Committee, to compensate the Auditor for any authorized service provided to the Company.

2. Meetings with Auditor.  The Audit Committee shall meet with the Auditor prior to the commencement of substantial work on the audit and following the conclusion of the audit, as well as such other times as the Committee shall deem necessary or appropriate. The Chairman of the Audit Committee shall meet with the Auditor informally as needed. The Audit Committee shall ensure that the Auditor reports directly to the Audit Committee.

3. Reports by Auditor.  The Audit Committee shall request the Auditor to report at least annually concerning, and shall engage the Auditor in discussions regarding, the following and other pertinent matters:

(a) the arrangements for and scope of the annual audit and any special audits;

(b) all critical accounting policies and practices to be used;

(c) any matters of concern relating to the Company’s annual audited financial statements and quarterly financial statements, including: (i) any adjustments to such statements recommended by the Auditor, or other results of said audit(s), and (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditor;

1 Notwithstanding any such identification, each member of the Audit Committee is expected to contribute significantly to the work of the Committee. Moreover, identification as an “audit committee financial expert” will not increase the duties, obligations or liability of the identified person as compared to the duties, obligations and liability imposed on that person as a member of the Audit Committee and of the Board.
2 For purposes of this finding of independence only, in order to be considered “independent,” any such expert must not only be independent for purposes of the Investment Company Act but also must satisfy the additional requirement that he or she may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company. for appropriate funding, as determined by the Audit Committee, to compensate the Auditor for any authorized service provided to the Company.

(d) any audit problems or difficulties and management’s response;

(e) any material written communication between the Auditor and management such as any management letter or schedule of unadjusted differences;

(f) all non-audit services provided to any entity in the “Investment Company Complex”3 that were not pre-approved by the Audit Committee;

(g) the amount of all fees received by the Auditor for providing services of any type to the Advisor and any affiliate controlled by the Advisor, and confirmation that the Auditor has not provided any prohibited non-audit services;

(h) the Auditor’s comments with respect to the Company’s financial policies, procedures and internal accounting controls and responses thereto by the Company’s officers, the Advisor and administrator, as well as other personnel;

(i) confirmation of the form of written opinion the Auditor proposes to render to the Board and stockholders of the Company, and discussion or reporting on the general nature of the disclosures to be made in Form 10-K or Form 10-Q;

(j) the adequacy and effectiveness of relevant accounting internal controls and procedures and the quality of the staff implementing those controls and procedures;

(k) periodic reports concerning relevant regulatory changes and new accounting pronouncements that significantly affect the value of the Company’s assets and its financial reporting;

(l) disclosures to the Auditor’s and the Audit Committee by the Company’s chief executive or chief financial officer of (i) any material weaknesses in internal controls, (ii) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data and, (iii) any fraud, whether or not material, that involves management of other employees who have a significant role in the Company’s internal controls, and (iv) any other matters that could jeopardize the Company’s ability to file its financial statements with the Securities and Exchange Commission or the certifying officers’ ability to certify the Company’s Form 10-K or Form 10-Q;

(m) confirmation that the Auditor is in compliance with the audit partner rotation requirements applicable to the engagement with the Company;

(n) the Auditor’s internal quality-control procedures, including any material issues raised by the most recent internal quality-control review, or peer review, of the Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditor, and any steps taken to deal with any such issues;

(o) all relationships between the Auditor and the Company, and between the Auditor and the Advisor (to assess the Auditor’s independence); and

(p) the opportunity to report on any other matter that the Auditor deems necessary or appropriate to discuss with the Audit Committee.

In order to ensure that the Audit Committee has had an opportunity to review the Auditor’s report and other required communications relating to the annual audit of the Company’s financial statements prior to the date the audited financial statements are filed with the Securities and Exchange Commission and released to the public (i.e., within 60 days following the end of the Company’s fiscal year), the Audit Committee shall either meet with the Auditor or, in lieu of a meeting, require the Auditor to deliver a

3 “Investment Company Complex” means the Company, the Advisor and any entity controlled by, controlling or under common control with the Advisor if such entity is an investment adviser or is engaged in the business of providing administrative, custodian, underwriting or transfer agent services to the Company or the Advisor.

written report to the Audit Committee concerning these matters prior to the date the audited financial statements are filed with the Securities and Exchange Commission and released to the public.

4. Meetings with Management and the Advisor.  The Audit Committee shall periodically meet with its management and the Advisor to discuss such items as it deems appropriate, including but not limited to the Company’s annual audited financial statements, including the Company’s disclosures under “Management’s Discussion of Fund Performance.”

5. Discussion of Other Important Items.  The Audit Committee shall meet to discuss and give due consideration to the following items:

(a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and their effect on the Company, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(b) analyses prepared by management and/or the Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(c) the effect of regulatory and accounting initiatives on the financial statements of the Company;

(d) earnings press releases, and financial information and earnings guidance provided to analysts and rating agencies (such discussion may be done generally, i.e., discussion of the types of information to be disclosed and the type of presentation to be made), and the Audit Committee is not required to discuss in advance each earnings release or each instance in which the Company may provide earnings guidance;

(e) policies with respect to risk assessment and risk management; and

(f) hiring policies with respect to employees or former employees of the Auditor.

6. Evaluation of Audit Related Services and Permissible Non-Audit Services.

(a) The Audit Committee shall evaluate all audit related services performed or to be performed by the Auditor for the Company. The Audit Committee shall regularly review with the Auditor any difficulties the Auditor encountered in the course of the audit work, including any restrictions on the scope of the Auditor’s activities or on access to requested information, and any significant disagreements with management. Among the items the Audit Committee may want to review with the Auditor are: any accounting adjustments that were noted or proposed by the Auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the Auditor’s national office respecting auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the Auditor to the Company. The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

(b) The Audit Committee shall also evaluate all permissible non-audit services performed or to be performed by the Auditor for the Company or (i) the Advisor and (ii) any entity controlling, controlled by, or under common control with the Advisor that provides ongoing services to the Company, if the nature of the services provided relate directly to the operations or financial reporting of the Company, to ensure that such services do not impair the independence of the Auditor. Audit related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor that do not impair the independence of the Auditor. Permissible non-audit services include tax compliance, tax planning, tax advice and other routine and recurring services that do not impair the independence of the Auditor.

7. Pre-Approval of Auditor Services.

(a) Pre-Approval Requirements for Services to Company.  Before the Auditor is engaged by the Company to render audit related or permissible non-audit services, either:

(i) The Audit Committee shall pre-approve such engagement; or

(ii) Such engagement shall be entered into pursuant to pre-approval policies and procedures established by the Audit Committee. Any such policies and procedures must (1) be detailed as to the particular service and (2) not involve any delegation of the Audit Committee’s responsibilities to the Advisor. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals. The pre-approval policies and procedures shall include the requirement that the decisions of any member to whom authority is delegated under this Section shall be presented to the full Audit Committee at its next scheduled meeting.

(iii) De Minimis Exceptions to Pre-Approval Requirements.  Pre-approval for a service provided to the Company other than audit, review or attest services is not required if: (1) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5 percent of the total amount of revenues paid by the Company to the Auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and are approved by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee.

(b) Pre-Approval of Non-Audit Services Provided to the Advisor and Others.  The Audit Committee shall pre-approve any non-audit services proposed to be provided by the Auditor to (i) the Advisor and (ii) any entity in the investment company complex (see note 3), if the nature of the services provided relate directly to the operations or financial reporting of the Company.

Application of De Minimis Exception:  The De Minimis exceptions set forth above under Section 5(a) apply to pre-approvals under this Section (b) as well, except that the “total amount of revenues” calculation for Section 5(b) services is based on the total amount of revenues paid to the Auditor by the Company and any other entity that has its services approved under this Section (i.e., the Advisor or any control person).

8. Prohibited Activities of the Auditor.  The Audit Committee shall confirm with the Auditor that the Auditor who is performing the audit for the Company is not performing contemporaneously (during the audit and professional engagement period) any impermissible non-audit services for the Company or the Advisor (see Section III.2(f)).

9. Establishment of Procedures Regarding Concerns or Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company, the Advisor, the administrator, the lead underwriters, or any other provider of accounting related services for the Company, of concerns regarding questionable accounting or auditing matters.

10. Reporting.  The Audit Committee Chairman shall report to the Board the recommendations and determinations of the Audit Committee, as well as the results of any Audit Committee reviews.4

11. Minutes.  The Audit Committee shall prepare minutes of all meetings of the Committee.

IV.	Amendment.

The Audit Committee shall review this Charter on an annual basis and recommend any changes to the Board. This Charter may be amended by a vote of a majority of the Board.

4 This report shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Auditor, or the performance of the Company’s internal compliance function.

APPENDIX B
PROXY
KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE 2008 ANNUAL MEETING OF STOCKHOLDERS — JUNE 17, 2008
The undersigned stockholder of Kayne Anderson Energy Development Company, a Maryland corporation (the “Company”), hereby appoints David J. Shladovsky and J.C. Frey, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2008 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 1800 Avenue of the Stars, Second Floor, Los Angeles, CA, on June 17, 2008, at 12:00 p.m. Pacific Time and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such Annual Meeting.
The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the proposals. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.
YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.
▼ PLEASE DETACH AT PERFORATION BEFORE MAILING ▼
KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
ANNUAL MEETING PROXY CARD

AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED

Please sign exactly as your name appears. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please indicate your full title under signature(s).

Signature	Date

Signature(s)(if held jointly):	Date

(continued from reverse side)

PROXY
KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
ANNUAL MEETING PROXY CARD
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW
AND, IF NO CHOICE IS INDICATED, WILL BE VOTED “FOR” EACH PROPOSAL.
1.	THE ELECTION OF CLASS II DIRECTORS FOR A TERM OF THREE YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

☐	FOR ALL NOMINEES LISTED BELOW	☐	WITHHOLD FROM ALL NOMINEES LISTED BELOW

NOMINEES: (A) WILLIAM R. CORDES AND (B) BARRY R. PEARL

☐

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE
2.	THE APPROVAL OF A PROPOSAL TO AUTHORIZE THE COMPANY TO SELL SHARES OF ITS COMMON STOCK AT A PRICE LESS THAN NET ASSET VALUE PER SHARE.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.